UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01                      Other Events

On February 11, 2009, ITT Corporation (the “Company”) entered into a Consent Agreement (the “Consent Agreement”) with the Securities and Exchange Commission relating to alleged payments  to foreign government officials by employees or agents of the Company’s Nanjing Goulds Pumps company in Nanjing, China that allegedly violated the Foreign Corrupt Practices Act.  Without admitting or denying any factual allegations contained within the Complaint, the Company is required by, the Consent Agreement,  to pay disgorgement of profits in the amount of $1,041,112, plus prejudgment interest thereon in the amount of $387,538.11, and to pay a civil penalty in the amount of $250,000.  In addition, the Company has been permanently restrained and enjoined from violating Sections 13(b)(2)(A) and 13(b)(2)(B), of the Securities Exchange Act of 1934, as amended, which provisions require the Company to maintain its books and records in a manner that accurately reflects the transactions and disposition of the Company’s assets and to maintain a reasonable system of internal accounting controls. A copy of the Consent Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits

(d) Exhibits

99.1	Consent Agreement, dated February 11, 2009, between ITT Corporation and the Securities and Exchange Commission.

  2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

	By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar

	Its:	Vice President, Secretary
and Associate General Counsel

Date: February 13, 2009

EXHIBIT INDEX

99.1	Consent Agreement, dated February 11, 2009, between ITT Corporation and the Securities and Exchange Commission.